ENROME

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts", of our report dated April 30, 2025, with respect to our audits of consolidated financial statements of Genius Group Limited and its subsidiaries as of December 31, 2024, 2023 and 2022 and for each of the years in the three years ended, December 31, 2024, which report appears in the Prospectus, which is part of this Registration Statement.

Enrome LLP

July 07, 2025

Enrome LLP

143 Cecil Street #19-03/04
GB Building Singapore 069542

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